Exhibit 99.1

Contacts:

Jennifer L. Haslip	Valerie Monaco
Senior Vice President and CFO	Public Relations Manager
Universal Technical Institute, Inc.	Universal Technical Institute, Inc.
(623) 445-9402	(623) 445-0841

Universal Technical Institute Announces Reduction in Force

PHOENIX - Sept 14, 2007 - Universal Technical Institute Inc. (NYSE: UTI), a provider of technical education training, today announced a reduction in force of approximately 225 employees nationwide, effective September 16, 2007. The nationwide headcount of the Company following these terminations is approximately 2,080 employees, compared to 2,368 employees as of September 30, 2006.

“Given our lower average student population and current utilization rates, we continue to make appropriate, yet difficult choices. These choices allow UTI to operate as cost effectively and efficiently as possible, without compromising the quality of our training and customer service,” said President and CEO, Kimberly McWaters. “We continue to see progress on our key initiatives and evidence of economic trends that have historically supported UTI’s growth, such as increases in unemployment and downward pressure on interest rates.  However, the business impact of our progress and these economic trends is yet to be realized. This, in combination with our capacity to improve operating efficiency, necessitates these actions.”

Severance and outplacement charges relating to the reduction in force, as well as the previously reported campus sales management restructuring, of approximately $3.6 million and $0.8 million, respectively, will be included in the results of the fourth quarter ending September 30, 2007. Approximately 75% is associated with Educational Services and Facilities expense, with the remaining 25% related to Sales, General and Administrative expense. The reduction in force is expected to provide a cost savings in fiscal 2008 of approximately $10.7 million to $11.4 million. These cost savings are expected to be substantially offset by investments in marketing, student financing alternatives and the outsourcing of certain student financial aid processing.

About Universal Technical Institute
Universal Technical Institute is a provider of technical education training for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. The company offers undergraduate degree, diploma and certificate programs at 10 campuses across the United States, and manufacturer-sponsored advanced programs at 18 dedicated training centers. Through its campus-based school system, Universal Technical Institute offers specialized technical education programs under the several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI).

Safe Harbor Statement
Statements in this news release concerning the future business, operating results and financial condition of the company are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company’s actual results include changes to federal and state educational funding, construction delays for new or expanding campuses, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by the company, increased investment in management and capital resources, the effectiveness of the company’s recruiting, advertising and promotional efforts, changes to interest rates and low unemployment. Further information on these and other potential factors that could affect the company’s financial results or condition may be found in the company’s filings with the Securities and Exchange Commission, all of which are incorporated herein by reference. The company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.